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                                                                     Exhibit 21

                             GIBSON GREETINGS, INC.
                         Subsidiaries of the Registrant
                             As of December 31, 1997

NAME                                       STATE OF INCORPORATION
----                                       ----------------------

Gibson Greetings International Limited     Delaware

The Paper Factory of Wisconsin, Inc.       Wisconsin







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